As filed with the U.S. Securities and Exchange Commission on April 24, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                    Under the
                             Securities Act Of 1933

                                YES CLOTHING CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CALIFORNIA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   95-3768671
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

        4695 MacArthur COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

   Consulting Agreements with OTC Communications Inc., Structure America Inc.,
    Jon L. Lawver, Nuven Advisors Inc., Richard O. Weed and Jonathan L. Small
                            (Full title of the plan)

                  Guy Anthome, 4695 MacArthur Court, Suite 530,
                         Newport Beach, California 92660
                     (Name and address of agent for service)

                                 (714) 833-5381
          (Telephone number, including area code, of agent for service

                                                        [YES\FORMS-8:042498.FS8]


                         CALCULATION OF REGISTRATION FEE

       Title of                 Amount of                Proposed                Proposed
      Securities                 Shares                  Maximum                  Maximum
         to be                    to be                  Offering                Aggregate              Amount of
      Registered               Registered               Price Per                Offering             Registration
                                                         Share(1)                Price(1)                  Fee
----------------------         ----------              -----------              ----------            ------------

no par value
common stock                     450,000                  $0.14                   $63,000                 $5.99

no par value
common stock                     450,000                  $0.14                   $63,000                 $5.99

no par value
common stock                     150,000                  $0.14                   $21,000                 $2.00

no par value
common stock                     500,000                  $0.14                   $70,000                 $6.65

no par value
common stock                     500,000                  $0.14                   $70,000                 $6.65

no par value
common stock                     150,000                  $0.14                   $21,000                 $2.00

no par value
common stock

underlying
options                          750,000                  $0.14                  $105,000                 $9.98

no par value
common stock

underlying
options                          750,000                  $0.14                  $105,000                 9.98

TOTALS                          3,700,000                  N/A                   $518,000                $49.21

                                                       Total Number of Pages: 27
                                                   Exhibit Index on Page No.: 13

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of either (a) the average of the high and low prices per share of the Common Stock as of a date within five business days prior to the filing of this Registration Statement.

                                                        [YES\FORMS-8:042498.FS8]

                                   PROSPECTUS

                                YES CLOTHING CO.
                         4695 MACARTHUR COURT, SUITE 530
                         NEWPORT BEACH, CALIFORNIA 92660

                        3,700,000 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale by Yes Clothing Co., a California corporation (the "Company"), of shares of its no par value per share common stock (the "Common Stock") to certain employees and consultants (collectively the "Consultants") pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 3,700,000 shares of the Common Stock in consideration for services rendered and to be performed under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, no shares of Common Stock are being sold to "affiliates" of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company. The "affiliates" of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information Restrictions on Resales").

The Common Stock is listed on the OTC bulletin board under the symbol "YSCO".

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                  The date of this Prospectus is April 24, 1998

                                                        [YES\FORMS-8:042498.FS8]

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: Yes Clothing Co. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition, the Common Stock is quoted on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"); thus, copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K. Street, N.W.
Washington, D.C. 20549.

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                        [YES\FORMS-8:042498.FS8]

                                TABLE OF CONTENTS

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS ......................6

ITEM 1.           PLAN  INFORMATION........................................6
   GENERAL INFORMATION.....................................................6
         The Company.......................................................6
         Purposes..........................................................6
         Common Stock......................................................6
         The Consultants...................................................6
         No Restrictions on Transfer.......................................6
         Tax Treatment to the Consultant...................................6
         Tax Treatment to the Company......................................7
         Restrictions on Resales...........................................7

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION.............7

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                  INFORMATION..............................................7

   Legal Opinion and Experts...............................................8

   Indemnification of Officers and Directors...............................8

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.........................8

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE8.................8

ITEM 4.           DESCRIPTION OF SECURITIES................................8

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL...................9

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS................9

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED......................10

ITEM 8.           EXHIBITS.................................................10

ITEM 9.           UNDERTAKINGS.............................................12

                  SIGNATURES...............................................14

                  EXHIBIT INDEX............................................15

                                                        [YES\FORMS-8:042498.FS8]

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company
         The Company has its principal executive offices at: 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

Purposes
         The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock
         The Board has authorized the issuance of up to 3,700,000 shares of the Common Stock to the Consultants upon effectiveness of this Registration Statement.

The Consultants
         The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of promoting the interests of the Company.

No Restrictions on Transfer
         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant
         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

                                                        [YES\FORMS-8:042498.FS8]

Tax Treatment to the Company
         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales
         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-K for the year ended March 31, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and the Company's Form 8-A filing, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: Yes Clothing Co. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 Telephone (714) 833-5382.

Legal Opinion and Experts
         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company, but does own 800,000 shares of the Company and will receive 500,000 shares of common stock pursuant to this registration statement.

                                                        [YES\FORMS-8:042498.FS8]

         The financial statements of Yes Clothing Co.incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended March 31, 1998 have been audited by Grobstein, Horwath & Company LLP, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors
         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                  (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

                  (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.           Description of Securities

         No description of the class of securities (i.e. the no par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company, but does own 800,000 shares of the Company and will receive 500,000 shares of common stock pursuant to this registration statement.

                                                        [YES\FORMS-8:042498.FS8]

Item 6.                    Indemnification of Directors and Officers

         The Company' Certificate of Incorporation and By-Laws contain provisions that no director of the Company shall be liable to the Company for monetary damages for breach of fiduciary duty as a director involving any act or omission of such director other than (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         The effect of these provisions will be to eliminate the rights of the Company and its stockholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) -
(iv) of the proceeding sentence.

         These provisions will not affect the validity of injunctive relief against directors of the Company (although such relief may not always be available as a practical matter) nor will it limit directors liability for violations of federal securities laws.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

         (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         5. Opinion of Richard O. Weed regarding the legality of the securities registered.

         10.      A.     Engagement   Letter   and   Fee   Agreement   with  OTC
                         Communications Inc.
                  B.     Engagement  Letter  and  Fee  Agreement  with Structure
                         America Inc.
                  C.     Consulting Agreement with Jon L. Lawver(1)
                  D.     Consulting Agreement with NuVen Advisors Inc.(1)
                  E.     Consulting Agreement with Richard O. Weed(1)
                  F.     Consulting Agreement with Jonathan L. Small

         24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

         24.2     Consent of Grubstein, Horwath & Company LLP.

         (1) Incorporated by reference from the Form S-8 registration statement filed March 16, 1998


                                                        [YES\FORMS-8:042498.FS8]

Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement to:

                  (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from period reports filed by the registrant small business issuer under the Exchange Act.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                                        [YES\FORMS-8:042498.FS8]

         (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        [YES\FORMS-8:042498.FS8]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Irvine, State of California on the 24th day of April, 1998.

                                        YES CLOTHING CO.
                                        (Registrant)

                                        By:  /s/  Guy Anthome
                                             ----------------------------------
                                                  Guy Anthome,
                                                  Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures          Title                         Date

     /s/ Guy Anthome     Chief Executive Officer       April 20, 1998
                         and Director

                                                        [YES\FORMS-8:042498.FS8]

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


      Exhibit
     Number in
   Registration                                                                                                 Numbered
     Statement                                            Description                                             Page
-----------------  -------------------------------------------------------------------------                    --------

5.                          Opinion of Counsel                                                                     14

10.                A.       Engagement Letter and Fee Agreement with OTC Communications
                            Inc.                                                                                   16
                   B.       Engagement Letter and Fee Agreement with Structure America Inc.                        20
                   C.       Consulting Agreement with Jon L. Lawver(1)
                   D.       Consulting Agreement with NuVen Advisors Inc.(1)
                   E.       Consulting Agreement with Richard O. Weed(1)
                   F.       Consulting Agreement with Jonathan L. Small                                            24

24.1                        Consent of Richard O. Weed to Use of Opinion                                           26

24.2                        Consent of Grobstein, Horwath & Company LLP.


                                                        [YES\FORMS-8:042498.FS8]

                                   EXHIBIT 5.

                               OPINION OF COUNSEL

                                  ARCHER & WEED
                             Special Project Counsel

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (714) 475-9086 FACSIMILE (714) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
(714) 475-9088

                                 April 24, 1998

Board of Directors
Yes Clothing Co.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

       RE:        Form S-8 Registration Statement

Dear Members of the Board:

As special project counsel to Yes Clothing Co., a California corporation (the "Company"), in connection with that certain Form S-8 registration statement dated April 24, 1998, I have been asked to provide an opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable.

In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of California; and (vi) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of California and the terms of the instruments or documents referred to above.

Based upon the foregoing, I am of the opinion that:

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, the jurisdiction of its incorporation.

The terms and provisions of the common stock conform to the description thereof contained in the registration statement, and the form of the stock certificates used to evidence the common stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the common stock.

Yes Clothing Co.
April 24 1998
Page 15

The issuance and the sale of the shares of common stock has been duly and validly authorized and the securities will, when sold, be duly authorized, legally issued, fully paid and non-assessable shares of common stock of the Company.

I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in any jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

This   opinion  is  limited  to  matters   existing  as  of  this  date  and  no
responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

I furnish this opinion to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, except as set forth in my consent.

Very truly yours,

/s/      Richard O. Weed
         Richard O. Weed

                                  EXHIBIT 10 A

        ENGAGEMENT LETTER AND FEE AGREEMENT WITH OTC COMMUNICATIONS INC.

                             OTC COMMUNICATIONS INC.
                             1041 Great Plain Avenue
                          Needham, Massachusetts 02192
                            Telephone: (617) 444-6100

                                 March 23, 1998

Mr. Jon L. Lawver
YES CLOTHING CO.
4695 MacArthur Court, Suite 530
Newport Beach, California  92660

         RE:      Engagement Letter and Fee Agreement for shareholder relations

Dear Jon:

This letter sets forth the agreement (the "Agreement") between Yes Clothing Co. (the "Company") and OTC Communications ("OTC"), concerning shareholder communication and related advisory services (hereafter being referred to as the "Services") rendered to the Company from January 1, 1998 and continuing through December 31, 1998.

When countersigned in the space provided below, this letter shall serve as our agreement, as follows:

1.       The Services

         OTC shall provide shareholder and financial community communication services to the Company, and to serve, when requested, as the Company liaison and spokesman. Such services shall include but not be limited to the timely response, by fax, telephone or mail, to all inquiries related to the Company from shareholders, or other interested parties. Such response shall consist of written materials such as copies of public announcements, shareholder Due Diligence Packages, current corporate profile of the Company, and teleconferencing as necessary. Additionally, OTC agrees to make reasonable best efforts to increase investor participation in the Company's securities by organizing and supervising the production of a corporate video, corporate advertising, and quarterly and annual financial reports to its shareholders (collectively, the "Services").

         With respect to providing the Services, OTC agrees to make itself available for reasonable amounts of time and upon reasonable notice, devote reasonable and good faith attention to the Company's other communications and public relations needs. Specific assignments, however, will be mutually agreed upon and may incur additional fees to the Company. It is understood that OTC does not perform investment advisory services or advise any person or entity to buy or sell the Company's stock, or seek or solicit offers for financing for the Company. OTC only disseminates information as an intermediary on behalf of the Company and as a liaison between the Company and its shareholders.

                                                          [OTC\AGR:YESFEE.AGR]-2

Yes Clothing Co.
March 23, 1998
Page 17

2.       Compensation for the Services

         In compensation for the Services, the Company agrees to pay OTC a base fee ("Advisory Fee") equal to Three Thousand Dollars ($3,000) per month, payable either (a) in cash, or (b) 150,000 shares of the Company's common stock payable quarterly in advance. Such Advisory Fee excludes the out of pocket costs and related expenses, which shall be covered by advanced by the Company and included in each quarterly statement with credits for any advances. Interest on any overdue balance owed to OTC by the Company shall accrue at 1.5% per month. Prior to the date of each quarterly payment of the Fee, OTC shall notify the Company of its election to accept Company Shares or cash in payment of such quarterly installment of the Fee.

3.       Other Transactions

         OTC may, on its own accord and outside of the scope of the Services to be provided under this Agreement, choose to investigate possible acquisitions or merger candidates for the Company, or identify sources of financing for certain of the Company's lines of business (collectively, a "Business Opportunity"). OTC shall also be entitled to receive from the Company a "Transaction Fee", as a result of any transaction effected by the Company with a Business Opportunity introduced by OTC. A Business Opportunity shall include the merger, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby the Company or its subsidiaries transfer to the other, or both transfer to a third entity or person, assets or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or venture with the other for purposes of future business operations and opportunities. To be a Business Opportunity covered by this section, the transaction must occur during the term of this Agreement, or during the period of one year after the expiration of this Agreement. In the event this paragraph shall apply, any Transaction Fee due shall be based upon the net value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to the Company, and shall be equal to five percent (5%) of the first One Million Dollars ($1,000,000) of such net value, four percent (4%) of the second One Million Dollars ($1,000,000), two percent (2%) of the next One Million Dollars ($1,000,000) and one percent (1%) of all value above Five
         Million Dollars ($5,000,000). Unless otherwise mutually agreed in writing prior to the closing of any Business Opportunity, the Transaction Fee shall be paid in cash at the closing of the transaction.

4.       Term

         This Agreement shall be effective for a term of one (1) year beginning the date the Services were first performed which was on or about January 1, 1998 (the "Initial Term"). However, either party may terminate upon thirty (30) days prior written notice to the other. If thirty (30) days prior to the expiration of the Initial Term neither party has terminated this Agreement, it shall automatically renew. In the event of termination, all fees and charges owed by the Company to OTC up until the effective date of termination (including any unreimbursed expenses) will be paid to OTC within ten (10) days of the later of the effective termination date or the notice date. Interest on any overdue balance owed to OTC by the Company shall accrue at 1.5% per month.

5.       Reports

         At the Company's request, OTC agrees to supply a report up to once a month, usually included in the billing invoice, on general activities and actions taken on behalf of the Company.

                                                          [OTC\AGR:YESFEE.AGR]-2

Yes Clothing Co.
March 23, 1998
Page 18

6.       Materials

         The Company agrees to furnish any supplies and materials which OTC may need regarding the Company, its management, products, financial and business status and plans.

7.       Independent Contractor Status

         OTC is acting as an independent contractor, and not as an employee or partner of the Company. As such, neither party has the authority to bind the other, nor make any unauthorized representations on the behalf of the other.

8.       Indemnification

         The Company shall indemnify OTC and hold harmless for any acts, statements or decisions made by OTC in reliance upon information supplied to OTC by the Company, or in accordance with instructions from or acts, statements or decisions approved by the Company. This indemnity and hold harmless obligation shall include expenses and fees including attorneys fees incurred by OTC in connection with the defense of any act, suit or proceeding arising out of the foregoing.

9.       Confidential Information

         OTC will use its best efforts to maintain the confidential nature of the proprietary or confidential information the Company entrusts to it through strict control of its distribution and use. Further, OTC will use its best efforts to guard against any loss to the Company through the failure of OTC or their agents to maintain the confidential nature of such information. "Proprietary" and "confidential information", for the purpose of this Agreement shall mean any and all information supplied to OTC which is not otherwise available to the public, including information which may be considered "inside information" within the meaning of the U.S. securities laws, rules and regulations. OTC acknowledges that his use of "inside information" to purchase or sell securities of Company, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Company or its affiliates is prohibited by law and would constitute a breach of this Agreement and, notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement without penalty to the Company.

10.      Termination

         This  Agreement may be canceled by either part for any reason on thirty
         (30) days' written notice. Upon termination of this Agreement the Company is to pay for all authorized work in process, at cost. OTC shall transfer, assign and make available to the Company, or its representative, all property and materials in OTC's possession or control which belong to and were paid for by the Company.

11.      Option to Purchase Shares

         In consideration for OTC entering into this Agreement, the Company hereby grants OTC immediately exercisable options to purchase up to Seven Hundred Fifty Thousand (750,000) shares of its common stock, exercisable at 110% of the trading average bid price for the Company's common stock ten (10) days prior to the date hereof.

                                                          [OTC\AGR:YESFEE.AGR]-2

Yes Clothing Co.
March 23, 1998
Page 19

12.      Registration of Shares

         As soon as practicable following the execution of this Agreement, the Company will include the Option Shares the Company Shares, if any, in a Form S-8 Registration Statement, or other applicable registration statement to be filed with the Securities and Exchange Commission as soon as practicable following the execution hereof. In the event the compensation hereunder contains Company Shares, OTC, at its sole discretion, may request that such shares may be issued prior to registration in reliance on exemptions from registration provided by
         Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws.

13.      Expenses

         Unless otherwise agreed and approved in writing between OTC and the Company, all third party and out-of-pocket expenses incurred by OTC in performing the Services under this Agreement and not covered by the Advisory Fee shall be approved in writing by the Company in advance.

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

Very truly yours,

/s/            Geoffrey Eiten
----------------------------------
     Name:     Geoffrey Eiten
     Title:    President

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED this 30th day of March, 1998, with an effective date retroactive to the date services were first performed for the Company.

YES CLOTHING CO.

By:  /s/  Guy Anthome
     -----------------------------
          Guy Anthome
          Chief Executive Officer

                                                          [OTC\AGR:YESFEE.AGR]-2

                                  EXHIBIT 10 B

         ENGAGEMENT LETTER AND FEE AGREEMENT WITH STRUCTURE AMERICA INC.

                                 March 23, 1998

YES CLOTHING CO.
4695 MacArthur Court, Suite 530
Newport Beach, California  92660

         RE: Engagement Letter and Fee Agreement for Merger and Acquisition Services

Gentlemen:

This letter sets forth the agreement between Yes Clothing Co. (the "Company") and Structure America, Inc. ("SAI"), concerning merger and acquisition services to be rendered to the Company by SAI.

Regarding our services, SAI agrees to use its best efforts to identify, make initial contact with, and negotiate on the Company's behalf if requested, potential acquisitions of apparel, retail and licensing companies, and perform other advisory services as requested by the Company.

In return for these services rendered, upon execution hereof, the Company agrees to pay to SAI the following consideration:

1. One Hundred Fifty Thousand (150,000) shares (the "Initial Shares") of the Company's Common Stock; and

2. Five Thousand Dollars ($5,000) per month on a quarterly basis (the "Fee"), paid in advance in cash or in shares of the Company's common stock ("Fee Shares"), at SAI's election, issued based upon the 10-day moving average bid price; and

3. Options to purchase Seven Hundred Fifty Thousand (750,000) shares (the "Option Shares") of the Company's stock pursuant to the Option Agreement attached hereto as Exhibit "A" and incorporated herein by reference.

Within thirty (30) days of execution hereof, the Company will register the Initial Shares, together with the Fee Shares and the Option Shares (if any), with the Securities and Exchange Commission under a Form S-8 Registration Statement or other applicable registration statement. At the sole discretion of SAI, any of the Company's shares issuable to SAI may be issued or reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws.

The Company and SAI acknowledge and agree that the Services to be provided by SAI hereunder do not include or require SAI to seek or arrange financing for the Company directly or indirectly, Further, unless otherwise agreed and approved in writing between SAI and the Company, all third party and out-of-pocket expenses incurred by SAI performing services under this letter agreement shall be the sole responsibility of the Company.

                                                          [SAI\AGR:YESFEE.AGR]-3

Yes Clothing Co.
March 23, 1998
Page 21

This Agreement is cancelable by either party upon ninety (90) days written notice.

The Company agrees that it will indemnify, defend and hold harmless SAI from and against any loss or losses asserted against, resulting to, imposed upon or incurred or suffered by SAI, directly or indirectly, resulting from any dispute, claim, or cause of action arising from the transactions contemplated under the Agreements or in any way connected to the providing of services to the Company under this letter agreement.

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

Very truly yours,

/s/  STRUCTURE AMERICA, INC.
     -----------------------------
     Structure America Inc.

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED this 23rd day of March, 1998, with an effective date retroactive to March 1, 1998, the date services were first performed for the Company.

YES CLOTHING CO.

By:  /s/  Guy Anthome
     -----------------------------
          Guy Anthome

                                                          [SAI\AGR:YESFEE.AGR]-3

                                   EXHIBIT "A"

                                     to the
     Engagement Letter and Fee Agreement for Merger and Acquisition Services
                               Dated March 1, 1998

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT (the "Option Agreement") is made this 1st day of March 1998, by and between Yes Clothing Co., a corporation organized under the laws of California (the "Company") and Structure America Inc., a Delaware corporation ("SAI").

         WHEREAS, on March 23, 1998, the Company entered into an Engagement Letter Agreement with SAI (the "Agreement") wherein, among other covenants and agreements, the Company granted SAI an option to purchase shares of the Company's common stock.

         NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and SAI agree as follows:

1.       Grant Options

         The Company hereby grants to SAI, subject to the terms and conditions set forth or incorporated herein, options ("Options") to purchase Seven Hundred Fifty Thousand (750,000) shares of common stock of the Company ("Option Shares") at an exercise price of $0.14 per share representing 110% of the 10-day moving average bid price for the Company's common stock.

2.       Exercise

         The Options shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, and (iii) the return of a counterpart of this Agreement for endorsement of exercise by the Company.

3.       Term

         The Option evidenced hereby shall be exercisable in whole or in part during the twelve (12) months immediately following the date of the Agreement (the "Option Period").

4.       Transferability

         The Options are assignable.

5.       Registration of Shares

         The Company will register the Option Shares with the Securities and Exchange Commission on a Form S-8 or other applicable registration statement within thirty (30) days from the date hereof. Option Shares issued prior to registration will be done so only in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance shall be in reliance on representations and warranties of SAI set forth in the Agreement, to be updated upon exercise.

                                                          [SAI\AGR:YESFEE.AGR]-3

6.       Effect of Termination of Agreement

         In the event of the termination of the Agreement prior to the expiration of the Option Period and the complete exercise of the Options, SAI's right to exercise any unexercised Options shall continue for three (3) months following the effective date of termination.

7.       Amendment

         This Option Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

8.       Further Actions and Assurances

         At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Option Agreement.

9.       Governing Law

         This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of Delaware, notwithstanding any conflict-of-law provision to the contrary.

10.      Facsimile Counterparts

         A facsimile, telecopy, or other reproduction of this Option Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                        The "Company"
                                        Yes Clothing Co.,
                                        a California corporation

                                        By:  /s/  Guy Anthome
                                             ----------------------------------
                                                  Guy Anthome
                                                  Chief Executive Officer

                                        "SAI"
                                        Structure America Inc.,
                                        a Delaware corporation

                                        By:  /s/  Structure America Inc.
                                                  Structure America Inc.

                                                          [SAI\AGR:YESFEE.AGR]-3

                                  EXHIBIT 10 F

                   CONSULTING AGREEMENT WITH JONATHAN L. SMALL

                                JONATHAN L. SMALL
                             3642 Boulder Hwy., #387
                             Las Vegas, Nevada 89121

March 31, 1998

YES Clothing Co.
1380 W. Washington Blvd.
Los Angeles, CA 90007

         RE:      Engagement Letter and Fee Agreement for Services

Gentlemen:

This letter sets forth the agreement (the "Agreement") between YES Clothing Co. (The "Company") and Jonathan L. Small ("Small"), pursuant to which Small agrees to serve the Company in the capacity as head of mergers and acquisitions (the "Services").

In return for the Services rendered, upon execution of this Agreement, the Company hereby agrees to Small's monthly fee of Three Thousand Dollars ($3,000.00), payable in shares of the Company's common stock, quarterly in advance (the "Fee Shares").

The Company agrees to include the Fee Shares in a Form S-8 Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "S-8 Registration") within thirty (30) days of the date of execution of this Agreement. At Small's sole discretion, the Fee Shares may be issued prior to the effective date of the S-8 Registration in reliance upon exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws.

All third party and out-of-pocket expenses incurred by Small while performing the services shall and will continue to be the sole responsibility of the Company, provided such costs are approved by the Company in writing.

This Agreement cancels all other prior agreements and understandings between the Company and Small, written or oral, prior to the date hereof.

The Company agrees that it will indemnify, defend and hold harmless Small from and against any loss or losses asserted against, resulting to, imposed upon or incurred or suffered by Small, directly or indirectly, resulting from any dispute, claim, or cause of action which arise from or which are a result of the Services to be provided.

                                                             [SMALL:YESCONS.AGR]

YES Clothing Co.
March 31, 1998
Page 2

If the foregoing is agreeable, please indicate your approval by dating and signing below and returning an original copy to me.

Very truly yours,

By:  /s/  Jonathan L. Small
     -----------------------------
          Jonathan L. Small

APPROVAL AND ACCEPTANCE

READ AND ACCEPTED this 31st day of March, 1998, with an effective date retroactive to the date services were first performed for the Company.

YES CLOTHING CO.

By:  /s/  Guy Anthome
     -----------------------------
          Guy Anthome
          Chief Executive Officer

                                                             [SMALL:YESCONS.AGR]

                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  Archer & Weed
                             Special Project Counsel
                         4695 MacArthur Court, Suite 530
                         Newport Beach, California 92660
                Telephone (714) 475-9086 Facsimile (714) 475-9087


Mr. Guy Anthome
Yes Clothing Co.
4695 MacArthur Court, Suite 530
Newport Beach, California 92660

         RE: Consent to Use of Opinion

Dear Mr. Anthome:


I hereby consent to the use of my legal opinion as an exhibit to the Form S-8 registration statement being filed by Yes Clothing Co.

                                        Sincerely yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                 EXHIBIT 24.2

                   CONSENT OF GROBSTEIN, HORWATH & COMPANY LLP



The reports of the auditors with respect to the past two years contained no adverse opinion or disclaimer of opinion nor was either qualified or modified as to uncertainty, audit scope, or accounting principles except that the opinion with respect to the 1997 fiscal year was qualified as to the ability of the Company to continue as a going concern due to its recurring net losses and negative cash flows from operating activities.

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